Exhibit 99.1
CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Announces Record Net Income in 2006

RALEIGH, N.C. - January 24, 2007 - Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported 2006 net income of $12.3 million compared to $6.7 million for the year ended December 31, 2005. Fully diluted earnings per share were $1.06 for the year ended December 31, 2006 compared to $0.97 for the year ended December 31, 2005, a 9% increase. For the quarter ended December 31, 2006, net income and fully diluted earnings per share were $3.3 million and $0.28, respectively, compared to $1.8 million and $0.26, respectively, for the quarter ended December 31, 2005. The comparability of balance sheet amounts, earnings, and earnings per share between 2006 and 2005 has been significantly impacted by the acquisition of 1st State Bancorp, Inc., which occurred on January 3, 2006. Total assets increased to $1.4 billion at December 31, 2006 compared to $961 million at December 31, 2005. As of December 31, 2006, loans and deposits exceeded $1 billion, which increased by $339.1 million and $356.8 million, respectively, compared to December 31, 2005. Shareholders’ equity increased to $161.7 million at December 31, 2006 compared to $83.5 million at December 31, 2005.

Commenting on the Company’s results, B. Grant Yarber, President and CEO, stated, “We are very proud of our associates’ extraordinary achievements that produced record earnings in 2006. We began the year with the acquisition of 1st State Bank in Alamance County. By mid year, we had our companies fully integrated and completed a brand new state-of-the-art operations center in Burlington. We also opened our new corporate headquarters, Capital Bank Plaza, on the revitalized Fayetteville Street in thriving downtown Raleigh. Always striving to find the ideal mix of big-bank technology and hometown service philosophy, we launched a new, innovative product, Smart Checking, with great success.

“Organic loan growth of $101 million, or 11% during 2006 exceeded expectations. New loan growth was funded primarily with core deposit growth of $68 million during the year, an increase of 16%. Our highest cost funding source, certificates of deposit, remained relatively flat during the year, increasing only $14 million or 3%.

“We look forward to 2007 with great anticipation. We will continue our drive for core deposit and loan growth with continued innovative marketing plans throughout the franchise.”

Net interest income increased by $16.9 million for the year ended December 31, 2006 to $46.2 million. The Company’s net interest margin, on a tax equivalent basis, increased to 3.94% for the year ended December 31, 2006 from 3.59% for the year ended December 31, 2005 as a result of increased average earning assets and the higher interest rate environment in 2006 compared to 2005. During the quarter ended December 31, 2006, the net interest margin, on a tax equivalent basis, increased 7 basis points to 3.78% from the quarter ended December 31, 2005. The Company experienced margin compression during the quarter ended December 31, 2006 compared to the quarter ended September 30, 2006, as the net interest margin, on a tax equivalent basis, decreased 13 basis points to 3.78% from 3.91%. This compression was primarily the result of increased cost of funds, which reflects the ongoing competitive pressures that have affected the rate and mix of our deposits as well as the continued impact of a flat yield curve.

The provision for loan losses for the year ended December 31, 2006 was $587,000 compared to a credit of ($346,000) for the year ended December 31, 2005. Net charge-offs for the year ended December 31, 2006 were $4.5 million, including a $2.9 million net charge-off related to one loan relationship that had been fully reserved by 1st State Bancorp as of December 31, 2005, compared to $800,000 in net charge-offs for the year ended December 31, 2005. Excluding the charge-off related to this loan relationship, the ratio of net charge-offs to average loans was 0.17% for the year ended December 31, 2006 compared to 0.12% for the year ended December 31, 2005. The Company continued to see improvement in the overall credit quality of the Company’s commercial loan portfolio during 2006. Nonperforming loans were $4.9 million at December 31, 2006 compared to $8.1 million at December 31, 2005. Total nonperforming assets were $6.0 million or 0.42% of total assets at December 31, 2006 compared to $8.8 million or 1.07% of total assets at December 31, 2005. The allowance for loan losses at December 31, 2006 was 1.32% of total loans and 272% of nonperforming loans compared to 1.43% of total loans and 119% of nonperforming loans at December 31, 2005, respectively. The provision for loan losses for the quarter ended December 31, 2006 was $154,000 compared to $38,000 for the quarter ended December 31, 2005.

The Company’s noninterest income for the year ended December 31, 2006 increased $2.6 million compared to the year ended December 31, 2005. The increase is primarily due to a higher volume of transaction accounts, including those acquired in the 1st State Bancorp transaction, increased levels of deposit service charges and mortgage banking revenues, and gains realized on investment security sales and an early extinguishment of debt. Noninterest income for the quarter ended December 31, 2006 was $2.4 million compared to $2.0 million in the quarter ended December 31, 2005.

Noninterest expense was $36.3 million for the year ended December 31, 2006, an increase of $9.9 million compared to the year ended December 31, 2005. Part of this increase is attributable to the consummation of the 1st State Bancorp transaction, which added five additional branches, as well as higher costs associated with the Company’s growth. Since December 31, 2005, employee salaries and employee benefits increased $4.5 million or 32% reflecting additional employees, higher salaries and increased performance-based pay; occupancy costs increased $1.1 million due to the addition of new branch locations and expenses associated with the Company’s new headquarters; and deposit premium amortization increased $1.2 million as a result of the amortization of the deposit premium from the 1st State Bancorp acquisition. Noninterest expense for the quarter ended December 31, 2006 was $9.1 million compared to $7.2 million in the quarter ended December 31, 2005. This $1.9 million increase was primarily due to higher salaries and employee benefit costs.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.4 billion in total assets, offers a broad range of financial services. Capital Bank operates 26 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, and Wake Forest. The company’s website is www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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CAPITAL BANK CORPORATION
SUMMARY OF OPERATIONS	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Year Ended December 31, 2006	Year Ended December 31, 2005
(In thousands except per share data)

Interest income	$23,505	$13,967	$86,952	$50,749
Interest expense	11,898	6,172	40,754	21,459
Net interest income	11,607	7,795	46,198	29,290
Provision (credit) for loan losses	154	38	587	(396)
Net interest income after provision for loan losses	11,453	7,757	45,611	29,686
Noninterest income	2,448	2,022	9,333	6,731
Noninterest expense	9,098	7,171	36,335	26,454
Income before taxes	4,803	2,608	18,609	9,963
Income tax expense	1,546	801	6,271	3,264
Net income	$3,257	$1,807	$12,338	$6,699

Income per share - basic	$0.28	$0.26	$1.06	$0.99
Income per share - fully diluted	$0.28	$0.26	$1.06	$0.97
Weighted average shares outstanding:
Basic	11,536	6,875	11,601	6,791
Fully diluted	11,618	6,962	11,687	6,920

END OF PERIOD BALANCES	2006				2005
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands except per share data)

Total assets	$1,422,384	$1,399,673	$1,364,030	$1,308,567	$960,906
Investment securities	239,047	200,647	189,669	181,032	161,600
Loans (gross)*	1,008,052	1,003,835	965,484	944,325	668,982
Allowance for loan losses	13,347	13,894	14,007	14,209	9,592
Total earning assets	1,267,927	1,237,684	1,191,014	1,151,739	877,127
Deposits	1,055,209	1,043,755	1,025,949	972,232	698,480
Shareholders’ equity	161,681	160,871	157,770	158,095	83,492

Book value per share	$14.19	$13.98	$13.66	$13.60	$12.18
Tangible book value per share	$8.53	$8.19	$7.86	$7.82	$10.31

*Includes loans held for sale

AVERAGE BALANCES	2006				2005
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)

Total assets	$1,410,668	$1,365,832	$1,322,781	$1,311,145	$932,332
Investments	219,765	195,323	190,045	194,535	164,272
Loans (gross)*	1,008,053	982,037	954,420	923,950	653,475
Total earning assets	1,258,780	1,213,002	1,171,648	1,158,324	850,124
Deposits	1,050,139	1,020,143	990,037	957,693	696,335
Shareholders’ equity	162,525	161,901	161,321	159,841	83,380

*Includes loans held for sale

QUARTERLY RESULTS	2006				2005
	December 31	September 30	June 30	March 31	December 31
(In thousands except per share data)

Interest income	$23,505	$22,668	$21,109	$19,670	$13,967
Interest expense	11,898	11,075	9,501	8,280	6,172
Net interest income	11,607	11,593	11,608	11,390	7,795
Provision (credit) for loan losses	154	(215)	249	399	38
Net interest income after provision for loan losses	11,453	11,808	11,359	10,991	7,757
Noninterest income	2,448	2,258	2,612	2,015	2,022
Noninterest expense	9,098	9,069	9,341	8,827	7,171
Income before taxes	4,803	4,997	4,630	4,179	2,608
Income tax expense	1,546	1,730	1,579	1,416	801
Net income	$3,257	$3,267	$3,051	$2,763	$1,807

Income per share - basic	$0.28	$0.28	$0.26	$0.24	$0.26
Income per share - fully diluted	$0.28	$0.28	$0.26	$0.24	$0.26
Weighted average shares outstanding:
Basic	11,536	11,611	11,639	11,617	6,875
Fully diluted	11,618	11,694	11,727	11,704	6,962

QUARTERLY NET INTEREST MARGIN*	2006				2005
	December 31	September 30	June 30	March 31	December 31
Yield on earning assets	7.53%	7.53%	7.29%	6.95%	6.59%
Cost of interest bearing liabilities	4.18%	4.02%	3.63%	3.26%	3.26%
Net interest spread	3.35%	3.51%	3.66%	3.69%	3.33%
Net interest margin	3.78%	3.91%	4.04%	4.06%	3.71%

*Annualized and on a fully taxable equivalent basis

NONPERFORMING ASSETS	2006								2005
	December 31		September 30		June 30		March 31		December 31
(Dollars in thousands)

Commercial and commercial real estate	$2,783		$3,885		$3,728		$5,149		$5,040
Consumer	50		259		106		100		176
Equity lines	410		440		418		398		497
Construction	616		71		193		807		737
Mortgage	1,043		1,453		1,695		1,588		1,628
Total nonperforming loans	4,902		6,108		6,140		8,042		8,078
Other real estate owned	1,111	[1]	637	[1]	879	[1]	888	[1]	771
Total nonperforming assets	$6,013		$6,745		$7,019		$8,930		$8,849

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.

[1] Other real estate owned excludes $739, $776, $776 and $1,854 as of December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively, related to branch locations that are held for sale.

KEY RATIOS	2006					2005
	December 31	September 30	June 30	March 31		December 31
(Dollars in thousands)

Past due loans	$11,237	$9,491	$9,179	$11,678		$7,008
Past due loans as a percent of total loans	1.11%	0.97%	0.96%	1.26%		1.07%

Net charge-offs	$701	$(102)	$451	$3,432	[2]	$433
Net charge-offs as a percent of average loans (annualized)	0.28%	(0.04%)	0.19%	1.49%	[2]	0.27%
Allowance for loan losses as a percent of total loans	1.32%	1.38%	1.45%	1.50%		1.43%
Nonperforming assets as a percent of total assets	0.42%	0.48%	0.51%	0.68%		0.92%
Allowance for loan losses as a percent of nonperforming loans	272%	227%	228%	177%		119%

[2] Includes $3.2 million related to one 1st State Bank loan relationship that was fully reserved as of 12/31/05.

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 2006 and December 31, 2005
	December 31, 2006	December 31, 2005	Change	% Change
(Dollars in thousands)	(Unaudited)

ASSETS
Cash and due from banks:
Interest earning	$12,348	$4,603	$7,745	168%
Noninterest earning	33,504	30,544	2,960	10%
Cash held in escrow	-	33,185	(33,185)	-100%
Federal funds sold and short term investments	8,480	8,757	(277)	-3%
Investment securities - available for sale, at fair value	228,214	149,266	78,948	53%
Investment securities - held to maturity, at amortized cost	10,833	12,334	(1,501)	-12%
Loans - net of unearned income and deferred fees	1,008,052	668,982	339,070	51%
Allowance for loan losses	(13,347)	(9,592)	(3,755)	39%
Net loans	994,705	659,390	335,315	51%
Premises and equipment, net	23,125	14,868	8,257	56%
Bank owned life insurance	20,662	19,857	805	4%
Goodwill and deposit premium, net	64,543	12,853	51,690	402%
Other assets	25,970	15,249	10,721	70%
Total assets	$1,422,384	$960,906	$461,478	48%

LIABILITIES
Deposits:
Demand, noninterest bearing	$120,945	$77,847	$43,098	55%
Savings and interest bearing demand deposits	366,243	237,005	129,238	55%
Time deposits	568,021	383,628	184,393	48%
Total deposits	1,055,209	698,480	356,729	51%
Repurchase agreements and federal funds purchased	34,238	14,514	19,724	136%
Borrowings	125,924	93,173	32,751	35%
Short-term debt	-	30,000	(30,000)	-100%
Subordinated debentures	30,930	30,930	-	0%
Other liabilities	14,402	10,317	4,085	40%
Total liabilities	1,260,703	877,414	383,289	44%

SHAREHOLDERS’ EQUITY
Common stock, no par value; 20,000,000 authorized; 11,393,990 and 6,852,156 issued and outstanding as of December 31, 2006 and December 31, 2005, respectively	139,484	70,985	68,499	96%
Retained earnings	23,754	14,179	9,575	68%
Accumulated other comprehensive loss	(1,557)	(1,672)	115	7%
Total shareholders’ equity	161,681	83,492	78,189	94%
Total liabilities and shareholders’ equity	$1,422,384	$960,906	$461,478	48%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Twelve Months Ended December 31, 2006 and 2005
	2006	2005	Change	% Change
(Dollars in thousands, except share and per share data)	(Unaudited)

Interest income:
Loans and loan fees	$76,180	$43,047	$33,133	77%
Investment securities	9,049	6,900	2,149	31%
Federal funds and other interest income	1,723	802	921	115%
Total interest income	86,952	50,749	36,203	71%
Interest expense:
Deposits	31,424	15,577	15,847	102%
Borrowings and repurchase agreements	9,330	5,882	3,448	59%
Total interest expense	40,754	21,459	19,295	90%
Net interest income	46,198	29,290	16,908	58%
Provision (credit) for loan losses	587	(396)	983	248%
Net interest income after provision for loan losses	45,611	29,686	15,925	54%
Noninterest income:
Service charges and other fees	3,865	2,862	1,003	35%
Mortgage fees and revenues	2,102	1,733	369	21%
Net gain on sale of securities	188	7	181	N/M
Bank owned life insurance	833	546	287	53%
Gain on early extinguishment of debt	276	-	276	100%
Other	2,069	1,583	486	31%
Total noninterest income	9,333	6,731	2,602	39%
Noninterest expenses:
Salaries and employee benefits	18,532	13,999	4,533	32%
Occupancy	3,693	2,565	1,128	44%
Furniture and equipment	2,342	1,468	874	60%
Data processing	1,070	1,263	(193)	-15%
Director fees	1,264	1,138	126	11%
Advertising	1,041	876	165	19%
Amortization of deposit premiums	1,370	212	1,158	N/M
Professional fees	1,164	867	297	34%
Telecommunications	703	592	111	19%
Other	5,156	3,474	1,682	48%
Total noninterest expenses	36,335	26,454	9,881	37%
Net income before tax expense	18,609	9,963	8,646	87%
Income tax expense	6,271	3,264	3,007	92%
Net income	$12,338	$6,699	$5,639	84%

Earnings per share - basic	$1.06	$0.99	$0.07	7%
Earnings per share - diluted	$1.06	$0.97	$0.09	9%

Weighted average shares:
Basic	11,598,502	6,790,846	4,807,656	71%
Fully diluted	11,683,674	6,920,388	4,763,286	69%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended December 31, 2006 and 2005
	2006	2005	Change	% Change
(Dollars in thousands, except share and per share data)	(Unaudited)

Interest income:
Loans and loan fees	$20,534	$11,907	$8,627	72%
Investment securities	2,561	1,756	805	46%
Federal funds and other interest income	410	304	106	35%
Total interest income	23,505	13,967	9,538	68%
Interest expense:
Deposits	9,309	4,562	4,747	104%
Borrowings and repurchase agreements	2,589	1,610	979	61%
Total interest expense	11,898	6,172	5,726	93%
Net interest income	11,607	7,795	3,812	49%
Provision for loan losses	154	38	116	305%
Net interest income after provision for loan losses	11,453	7,757	3,696	48%
Noninterest income:
Service charges and other fees	944	720	224	31%
Mortgage fees and revenues	577	521	56	11%
Net gain on sale of securities	60	-	60	100%
Bank owned life insurance	236	161	75	47%
Gain on early extinguishment of debt	276	-	276	100%
Other	355	620	(265)	-43%
Total noninterest income	2,448	2,022	426	21%
Noninterest expenses:
Salaries and employee benefits	4,852	3,835	1,017	27%
Occupancy	933	659	274	42%
Furniture and equipment	613	375	238	63%
Director fees	236	417	(181)	-43%
Data processing	256	333	(77)	-23%
Advertising	228	280	(52)	-19%
Amortization of deposit premiums	342	52	290	558%
Professional fees	308	128	180	141%
Telecommunications	124	164	(40)	-24%
Other	1,206	928	278	30%
Total noninterest expenses	9,098	7,171	1,927	27%
Net income before tax expense	4,803	2,608	2,195	84%
Income tax expense	1,546	801	745	93%
Net income	$3,257	$1,807	$1,450	80%

Earnings per share - basic	$0.28	$0.26	$0.02	8%
Earnings per share - diluted	$0.28	$0.26	$0.02	8%

Weighted average shares:
Basic	11,535,931	6,874,721	4,751,210	68%
Fully diluted	11,618,603	6,962,340	4,656,263	67%